Exhibit 1.2

FORM OF STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of                      , 2009 is between Bayview Mortgage Capital, Inc., a Maryland corporation (the “Company”), and Bayview Asset Management, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser has a substantive, pre-existing relationship with the Company;

WHEREAS, the Company has registered shares of its common stock, par value $0.01 per share (“Common Stock”), with the Securities and Exchange Commission pursuant to the registration statement of the Company on Form S-11 (File No. 333-160823) (the “Registration Statement”) pursuant to which the Company intends to conduct a public offering of shares of the Company’s Common Stock (the “Public Offering”); and

WHEREAS, the Company desires to issue and sell shares of its Common Stock to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1

AUTHORIZATION, SALE AND ISSUANCE OF SHARES AND OPTIONS

Section 1.1 Sale and Issuance of the Shares. Subject to and concurrent with the consummation of the Public Offering, the Company shall issue and sell and the Purchaser shall purchase at the Closing (as defined below)              shares of Common Stock of the Company (the “Shares”) at a purchase price per share equal to the Public Offering price per share (the “Share Price”).

ARTICLE 2

CLOSING

Section 2.1 Closing. The closing (“Closing”) shall only occur immediately before, and shall be subject to, the closing of the Public Offering. Upon the Closing of this transaction, the Purchaser will deliver to the Company a wire transfer of immediately available funds to accounts specified by the Company or certified check in the amount equal to the Share Price multiplied by the number of Shares.

Section 2.2 Delivery. Subject to the terms of this Agreement, within five (5) days of the Closing, the Company will deliver to the Purchaser the certificates representing the Shares to be purchased by the Purchaser from the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1 Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

(a) The Company has been duly formed and incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

(b) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim.

(c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as defined below) under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the articles of incorporation or bylaws of the Company, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(e) The Company has a substantive, pre-existing relationship with the Purchaser and was directly contacted by the Purchaser or its agents outside of the Public Offering effort. The Company (i) did not identify or contact the Purchaser through the marketing of the Public Offering and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND

RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT

Section 4.1 Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as of the day of Closing as follows:

(a) Investment Intent. The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the requisite limited liability company power and authority to enter into and perform this Agreement.

(b) Shares Not Registered. The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company’s reliance upon such exemptions is predicated upon such Purchaser’s representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(c) No Transfer. Subject to the provisions of Section 5.2, the Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken.

(d) Authority. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(e) No Breach. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions by the Purchaser contemplated hereby will not conflict with, or result in any breach of, constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provision of the limited liability company agreement or certificate of formation of the Purchaser, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Purchaser.

(f) Knowledge and Experience. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; and (iii) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

(g) Investigation. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its investment in the Company. The Purchaser has received a copy of the Company’s articles of incorporation, as amended, the Company’s bylaws and this Agreement and has read and understands the respective contents thereof. The Purchaser has had the opportunity to ask questions of the Company and has received answers to such questions from the Company. The Purchaser has carefully reviewed and evaluated these documents and understands the risks and other considerations relating to the investment.

(h) Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(i) Pre-existing Relationship. The Purchaser has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or its agents outside of the Public Offering effort. The Purchaser (i) was not identified or contacted through the marketing of the Public Offering and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

(j) Finder’s Fees. The Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

Section 4.2 Legends. Each certificate representing the Shares shall be endorsed with the following legends:

(a) Federal Legend. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

(b) REIT Legend. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, DURING THE PERIOD COMMENCING ON THE INITIAL DATE AND PRIOR TO THE RESTRICTION TERMINATION DATE (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE CORPORATION IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK

THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE; (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) DURING THE PERIOD COMMENCING ON THE INITIAL DATE AND PRIOR TO THE DATE THE COMMON STOCK QUALIFIES AS A CLASS OF PUBLICLY-OFFERED SECURITIES, NO PERSON MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE BENEFIT PLAN INVESTORS, DISREGARDING CAPITAL STOCK OWNED BY CONTROLLING PERSONS (OTHER THAN CONTROLLING PERSONS WHICH ARE BENEFIT PLAN INVESTORS); AND (V) DURING THE PERIOD COMMENCING ON THE INITIAL DATE AND PRIOR TO THE DATE THE COMMON STOCK QUALIFIES AS A CLASS OF PUBLICLY-OFFERED SECURITIES, NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK WITHOUT OBTAINING FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET FORTH IN THIS CLAUSE (V) (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B)). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING, OR IN THE CASE OF SUCH A PROPOSED OR ATTEMPTED TRANSACTION, GIVE AT LEAST FIFTEEN (15) DAYS PRIOR WRITTEN NOTICE TO THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (I), (II) AND (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (I), (II) AND (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED

TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OR TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

(c) Other Legends. With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

ARTICLE 5

AFFIRMATIVE COVENANTS OF THE PARTIES

Section 5.1 Reports. The Company hereby covenants and agrees as follows: The Company will furnish to the holders of the Shares copies of all annual or quarterly financial statements the Company regularly provides to the banks or other lenders extending credit to the Company as requested by the holders of the Shares as would be required for the holder of the Shares to make any resales of Shares under Rule 144(b) of the Securities Act. In addition, the Company will furnish to the holders of the Shares such other information as may reasonably be required by any holder of the Shares to furnish information required by any governmental authority.

Section 5.2 Lock-up. The Purchaser hereby covenants and agrees as follows: The Purchaser will not until the earlier of (i) the date which is three (3) years after the date of this Agreement or (ii) the termination of the Management Agreement, without the prior written consent of the Company, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock of the Company or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of the Company’s common stock or other securities convertible into or exchangeable or exercisable for shares of the Company’s common stock or derivatives of its common stock; provided, however, that this Section 5.2 shall not apply to any transfer (i) from the Purchaser to any of its, or its majority-owned subsidiaries’, officers, directors, or employees;

provided, that, such transferees shall not be subject to the provisions of this Section 5.2; and (ii) from Purchaser to any transferee upon the foreclosure of any Shares by the pledgees thereof; provided, that, such transferees shall not be subject to the provisions of this Section 5.2.

ARTICLE 6

CONDITIONS TO CLOSING

Section 6.1 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in Article 3 hereof shall be true and correct when made and at the Closing. The Company’s business and assets shall not have been adversely affected in any material way prior to the Closing. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Public Offering. The Company shall complete the Public Offering (it being agreed that this condition must be met and cannot be waived by either party hereto).

Section 6.2 Conditions to Obligations of the Company. The Company’s obligation to sell the Shares at the Closing is subject to the condition that the representations and warranties made by the Purchaser in Article 4 hereof shall be true and correct when made, and on the Closing.

ARTICLE 7

REGISTRATION RIGHTS

The Purchaser is entitled to registration rights associated with the purchase of the Shares pursuant to the Registration Rights Agreement between the Purchaser and the Company dated the date hereof (the “Registration Rights Agreement”).

ARTICLE 8

MISCELLANEOUS

Section 8.1 Choice of Law; Waiver of Jury Trial; Attorneys’ Fees.

(a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

(b) EACH PARTY HEREBY KNOWINGLY, VOLUNTARY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(c) In the event of a dispute with reference to this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs incurred in resolving such dispute at all levels, including appeals.

Section 8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

Section 8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

Section 8.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

Section 8.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the Purchaser, at such Purchaser’s address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

Section 8.6 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 8.7 Expenses. The Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

Section 8.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 8.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BAYVIEW MORTGAGE CAPITAL, INC.	BAYVIEW ASSET MANAGEMENT, LLC

By:	By:
Name:	Name:
Title:	Title: